UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) September 26, 2005
PARTY CITY CORPORATION
(Exact name of Registrant as Specified in Charter)

Delaware	0-27826	22-3033692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Commons Way, Rockaway, NJ		07866
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (973) 983-0888
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-2.1: AGREEMENT AND PLAN OF MERGER
EX-10.1: VOTING AGREEMENT
EX-99.1: GENERAL Q & A
EX-99.2: EMPLOYEE Q & A
EX-99.3: PRESS RELEASE

Item 1.01 Entry into a Material Definitive Agreement
Merger Agreement and Voting Agreement
Party City Corporation (the “Company”) announced that it has entered into an Agreement and Plan of Merger, dated as of September 26, 2005 (the “Merger Agreement”), by and among the Company, Amscan Holdings, Inc., a Delaware corporation (“Parent”), and BWP Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company, with the Company continuing after the merger as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are entities affiliated with the private equity investment firms of Berkshire Partners LLC and Weston Presidio.
Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock, par value $0.01 per share, of the Company (the “Shares”), other than Shares owned by the Company, Parent, Merger Sub or any wholly owned subsidiary of the Company, Parent or Merger Sub, or by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, shall be cancelled and shall be converted automatically into the right to receive $17.50 in cash, without interest, for total consideration of approximately $360 million, which includes the cash-out of stock options and warrants. All outstanding options and warrants to purchase shares of common stock, restricted shares and similar rights to purchase shares of common stock will be canceled and converted into the right to receive $17.50 per restricted share or share of common stock underlying such option or warrant, less, in the case of options and warrants, the exercise price thereof, without interest.
The Company, Parent and Merger Sub have made customary representations and warranties and covenants in the Merger Agreement.
The Company’s board of directors and a special committee of the board of directors have approved the Merger Agreement. The Merger is conditioned on, among other things, the approval and adoption of the Merger Agreement by the Company’s stockholders, the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of debt financing contemplated by a commitment letter obtained by Parent. The Company, Parent and Merger Sub have each agreed to use commercially reasonable efforts and, subject to certain limitations, take actions required in connection with obtaining such approvals. The Company’s board of directors and special committee recommended that the Company’s stockholders approve and adopt the Merger Agreement.
The Merger Agreement contains certain termination rights and provides that, upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay Parent a termination fee equal to $15,000,000. Upon termination of the Merger Agreement under other specified circumstances, Parent may be required to refund 5% of expenditures by the Company, its affiliates and franchisees, for goods or services supplied by Parent or any of its subsidiaries, for a three-year period following such termination.
Amscan, Inc., a subsidiary of Parent, is a supplier of paper products to the Company.
In connection with the Merger, on September 26, 2005, Michael E. Tennenbaum, Tennenbaum Capital Partners, LLC, Tennenbaum & Co., LLC, Special Value Bond Fund, LLC, Special Value Absolute Return Fund, LLC and Special Value Bond Fund II, LLC (collectively, the “Principal Stockholders”) and Parent entered into a Voting Agreement (the “Voting Agreement”), which provides that the Principal Stockholders will, among other things, vote all of their respective shares of Company common stock (the “Covered Shares”) in favor of the adoption of the Merger Agreement. The Principal Stockholders beneficially own over 27% of the outstanding common stock of the Company. The Voting Agreement will terminate upon the earliest of (i) the effective time of the Merger, (ii) the termination of the Merger Agreement in accordance with its terms, or (iii) written notice of termination of the Voting Agreement by Parent to the Principal Stockholders. Upon termination of the Merger Agreement pursuant to certain conditions, and the subsequent sale or other disposition of Covered Shares to a third party, the Principal Stockholders will be required to pay to Parent 50% of any increase in consideration paid to the Principal Stockholders in respect of such Covered Shares over the amounts that would be otherwise payable pursuant to the Merger Agreement. The Principal Stockholders also granted an irrevocable proxy to the President and Secretary of Parent to vote on the Merger and the Merger Agreement.
The foregoing description of the Merger Agreement and Voting Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference, and the Voting Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The Merger Agreement has been included to provide information regarding its terms. It is not intended to provide any other factual information about the Company. Such information can be found elsewhere in this Form 8-K and in the other public filings the Company makes with the Securities and Exchange Commission (the “SEC”), which are available without charge at www.sec.gov.
Item 8.01. Other Events
On September 27, 2005, the Company issued a press release announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1 and incorporated herein by reference.
Important Additional Information Will be Filed with the SEC
The Company plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the Merger. The Proxy Statement will contain important information about the Company, the Merger and related matters. Investors and security holders are urged to read the Proxy Statement and any other relevant documents carefully when it is available.
Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov.
In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from the Company by contacting Investor Relations, Party City Corporation, 400 Commons Way, Rockaway, New Jersey 07866, (973) 983-0888 ext. 8333.
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended July 2, 2005 and its proxy statement dated October 13, 2004 for its 2004 annual meeting of shareholders, which are filed with the SEC. As of September 22, 2005, the Company’s directors and executive officers beneficially owned 7,024,189 shares, or approximately 32.6%, of the Company’s common stock.
Cautionary Note Regarding Forward-Looking Statements
Statements in this document regarding the proposed Merger, the expected effects, timing and completion of the proposed transaction and any other statements about Party City’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transaction due to the failure to obtain stockholder approval, the failure of Parent to consummate the necessary debt financing arrangements set forth in a commitment letter received by Parent or the failure to satisfy other conditions to the closing of the proposed transaction, the ability to recognize the benefits of the transaction, intense competition in Party City’s industry, changes in government regulation, failure to manage the integration of acquired companies and other risks that are contained in documents and the other factors described in Party City’s Annual Report on Form 10-K for the year ended July 2, 2005. In addition, any forward-looking statements represent Party City’s estimates only as of today and should not be relied upon as representing Party City’s estimates as of any subsequent date. Party City disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits

2.1	Agreement and Plan of Merger, dated as of September 26, 2005, by and among Party City Corporation, Amscan Holdings, Inc. and BWP Acquisition, Inc.

10.1	Voting Agreement, dated as of September 26, 2005, by and among Michael E. Tennenbaum, Tennenbaum Capital Partners, LLC, Tennenbaum & Co., LLC, Special Value Bond Fund, LLC, Special Value Absolute Return Fund, LLC, Special Value Bond Fund II, LLC, and Amscan Holdings, Inc.

99.1	Party City Corporation General Q & A.

99.2	Party City Corporation Employee Q & A.

99.3	Press Release dated September 27, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2005	PARTY CITY CORPORATION

	By:	/s/ Gregg A. Melnick

	Name:	Gregg A. Melnick
	Title:	Chief Financial Officer